CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Electropharmacology, Inc.
Pompano Beach, Florida

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-3 of our report dated April 2, 1996, relating to the financial statements of Electropharmacology, Inc., as of December 31, 1995 and for the years ended December 31, 1995 and 1994 which is incorporated by reference in this Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                                       /s/ BDO Seidman, LLP

Miami, Florida
May 13, 1996